UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 4, 2015

(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of registrant as specified in its charter)

Michigan	0-15940	38-2702802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

An ad-hoc meeting of the Board of Directors was held on November 2, 2015 and voted unanimously as follows:

1.	To rescind items 1(a), (b), (c), and (d) as reported in the 8-K filed on October 20, 2015
2.	To approve a lump sum distribution to the limited partners of $2.12 per unit for a total distribution of $7,003,180.44 by November 15, 2015 representing net cash proceeds from the recent sale of Camelot Manor, Dutch Hills, Stonegate, and El Adobe, less reserves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
(Registrant)

Dated: November 4, 2015

By: Genesis Associates Limited Partnership,

       General Partner

By: Uniprop Inc.,
       its Managing General Partner

By: /s/ Susann E. Kehrig

Susann E. Kehrig, Principal Financial Officer